[LOGO]  Kronick                                 Officers/Shareholders
 KKB    Kalada                                  Donald M. Kronick, CPA
        Berdy & Co.                             Joseph J. Kalada, CPA
        A Professional Corporation              Paul Berdy, CPA
                                                William R. Lazor, CPA/PFS
   Certified Public Accountants                 Deborah A. Eastwood, CPA
                                                Kevin R. Foley, CPA
                                                William Fromel, CPA
                                                Mario Ercolani, CPA




                          CONSENT OF INDEPENDENT AUDITORS


An independent auditors, we hereby consent to the incorporation by reference in registration Statement File No. 333-80441 of Farnsworth Bancorp Inc. and Subsidiary on Form S-8 of our report dated November 27, 2001 incorporated by reference in the 10-KSB for the year ended September 30, 2001.


Kronick Kalada Berdy & Co.                        /s/Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
December 28, 2001



190 Lathrop Street-Kingston, PA 18704 - (570) 283-2727 - (570) 283-1670 Telefax
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301 Market Street       101 West Broad Street           24 N. Seventh Street
Berwick, PA 18603        Hazleton, PA 18201             Stroudsburg, PA 18360
 (570) 759-8625            (570) 459-1373                  (570) 420-9500